UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 11, 2011
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INTL FCStone Inc.
(Exact name of registrant as specified in its charter)
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Delaware	000-23554	59-2921318
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)
708 Third Avenue, Suite 1500, New York, NY 10017
(Address of principal executive offices, including Zip Code)
(212) 485-3500
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On October 11, 2011, the Company's subsidiary FCStone Financial, Inc., entered into a Second Amendment to the Credit Agreement with Bank of Montreal, Chicago Branch, as Administrative Agent and a Lender, and with the lenders from time to time parties to the Credit Agreement, pursuant to which the amount available under this syndicated loan facility was maintained at $75 million, the term was extended to October 9, 2012, and certain other amendments were made to the Credit Agreement. The loan proceeds will continue to be used to finance FCStone Financial's activities and are secured by FCStone Financial's assets.
The description in this report of the Second Amendment to the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment. A copy of the Second Amendment is attached to this report as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits.
The following exhibits are filed herewith:

Exhibit No.	Description of Document
10.1
Second Amendment to the Credit Agreement, made as of October 11, 2011, by and between FCStone Financial, Inc., as borrower, INTL FCStone Inc., as a Guarantor, Bank of Montreal, Chicago Branch, as Administrative Agent and a Lender.

Signature
Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

INTL FCStone Inc.
(Registrant)
October 14, 2011	/s/ Brian T. Sephton
(Date)	Brian T. Sephton
Chief Legal & Governance Officer